Exhibit 99.1

Introductory Note to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 6% of the partnership interests in Host LP held by outside partners as of July 21, 2004, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	June 18, 2004	December 31, 2003
ASSETS

Property and equipment, net	$7,031	$7,085
Assets held for sale	—	73
Notes and other receivables	54	54
Due from managers	92	62
Investments in affiliates (b)	83	74
Deferred financing costs, net	75	82
Furniture, fixture and equipment replacement fund	156	144
Other	152	138
Restricted cash	124	116
Cash and cash equivalents (c)	771	764

Total assets	$8,538	$8,592

LIABILITIES AND SHAREHOLDERS’ EQUITY

Debt
Senior notes, including $490 million, net of discount, of Exchangeable Senior Debentures	$2,884	$3,180
Mortgage debt	2,094	2,205
Convertible Subordinated Debentures (b)	492	—
Other	99	101

Total debt	5,569	5,486
Accounts payable and accrued expenses	93	108
Liabilities associated with assets held for sale	—	2
Other	161	166

Total liabilities	5,823	5,762

Interest of minority partners of Host Marriott L.P.	133	130
Interest of minority partners of other consolidated partnerships	88	89
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”) (b)	—	475

Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $453.5 million), 50 million shares authorized; 18.1 million shares issued and outstanding (c)	436	339
Common stock, par value $.01, 750 million shares authorized; 347.0 million shares and 320.3 million shares issued and outstanding, respectively	4	3
Additional paid-in capital	2,914	2,617
Accumulated other comprehensive income	24	28
Deficit	(884)	(851)

Total shareholders’ equity	2,494	2,136

Total liabilities and shareholders’ equity	$8,538	$8,592

(a)	Our consolidated balance sheet as of June 18, 2004 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP) have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K and as amended from time to time in other filings with the Securities and Exchange Commission (SEC).

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

(b)	We adopted Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) in 2003. Under FIN 46, our limited purpose trust subsidiary that was formed to issue trust-preferred securities (the Convertible Preferred Securities Trust) was accounted for on a consolidated basis as of December 31, 2003 since we were the primary beneficiary under FIN 46.

In December 2003, the FASB issued a revision to FIN 46, which we refer to as FIN 46R. Under FIN 46R, we are not the primary beneficiary and we are required to deconsolidate the accounts of the Convertible Preferred Securities Trust. We adopted the provisions of FIN 46R on January 1, 2004. As a result, we recorded the $492 million in debentures (the Convertible Subordinated Debentures) issued by the Convertible Preferred Securities Trust and eliminated the $475 million of Convertible Preferred Securities that were previously classified in the mezzanine section of our consolidated balance sheet prior to January 1, 2004. The difference of $17 million is our investment in the Convertible Preferred Securities Trust, which is included in “Investments in affiliates” on our consolidated balance sheet. Additionally, we classified the related dividend payment of approximately $15 million as interest expense. The adoption of FIN 46R had no effect on our net loss, loss per diluted share or financial covenants under our senior notes indentures.

(c)	On July 1, 2004, we called for the redemption of all of the outstanding 10% Class A Cumulative Redeemable Preferred Stock. The Class A preferred stock will be redeemed on August 3, 2004 at a redemption price of $25.00 per share plus accrued dividends to the redemption date.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Revenues
Rooms	$544	$482	$1,013	$930
Food and beverage	300	267	554	507
Other	59	55	110	107

Total hotel sales	903	804	1,677	1,544
Rental income (b)	24	24	53	51
Other income	—	—	—	2

Total revenues	927	828	1,730	1,597

Expenses
Rooms	132	116	249	226
Food and beverage	215	192	404	371
Hotel departmental expenses	241	217	456	421
Management fees	39	35	71	67
Other property-level expenses (b)	71	76	140	145
Depreciation and amortization	83	81	165	165
Corporate expenses	12	12	25	25

Total expenses	793	729	1,510	1,420

Operating profit	134	99	220	177
Interest income	2	2	5	5
Interest expense, including interest expense for the Exchangeable Subordinated Debentures in 2004 (c)	(130)	(107)	(248)	(216)
Net gains on property transactions	4	2	5	3
Loss on foreign currency and derivative contracts	—	(1)	—	(2)
Minority interest income (expense)	1	1	(2)	2
Equity in losses of affiliates	(3)	(3)	(8)	(9)
Dividends on Convertible Preferred Securities (c)	—	(8)	—	(15)

Income (loss) before income taxes	8	(15)	(28)	(55)
Provision for income taxes	(11)	(6)	(8)	(2)

Loss from continuing operations	(3)	(21)	(36)	(57)
Income from discontinued operations (d).	20	7	22	9

Net income (loss)	17	(14)	(14)	(48)

Less: dividends on preferred stock	(10)	(9)	(19)	(18)

Net income (loss) available to common shareholders	$7	$(23)	$(33)	$(66)

Basic and diluted earnings (loss) per common share	$.02	$(.09)	$(.10)	$(.25)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K and as amended from time to time in other filings with the SEC.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Rental income
Full-service	$7	$7	$18	$17
Limited service and office buildings	17	17	35	34

	$24	$24	$53	$51

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2	$3	$3
Limited service and office buildings	18	17	36	33

	$20	$19	$39	$36

(c)	See discussion of FIN 46R in footnote (b) to the consolidated balance sheet. Interest expense also includes approximately $30 million and $42 million for the payment of call premiums and the acceleration of deferred financing costs on debt redemptions and repayments for the second quarter and year-to-date 2004, respectively.

(d)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for seven properties sold in 2004 and eight properties sold in 2003.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 18, 2004			Quarter ended June 20, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$17	323.1	$.05	$(14)	264.7	$(.05)
Dividends on preferred stock	(10)	—	(.03)	(9)	—	(.04)

Basic and diluted earnings (loss) available to common shareholders per share (a)	$7	323.1	$.02	$(23)	264.7	$(.09)

	Year-to-date ended June 18, 2004			Year-to-date ended June 20, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(14)	322.0	$(.04)	$(48)	264.5	$(.18)
Dividends on preferred stock	(19)	—	(.06)	(18)	—	(.07)

Basic and diluted loss available to common shareholders per share (a)	$(33)	322.0	$(.10)	$(66)	264.5	$(.25)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	June 18, 2004	December 31, 2003
Equity
Common shares outstanding	347.0	320.3
Common shares and minority held common OP Units outstanding	369.8	343.8
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding (a)	4.1	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding	.03	.03
Class E Preferred shares outstanding	4.0	—

Security pricing
Common (b)	$12.26	$12.32
Class A Preferred (a), (b)	$25.80	$26.74
Class B Preferred (b)	$26.39	$27.00
Class C Preferred (b)	$26.80	$27.26
Class E Preferred (b)	$25.30	$—
Convertible Preferred Securities (c)	$49.81	$51.00
Exchangeable Senior Debentures (d)	$947.50	$—

Dividends per share
Common	$—	$—
Class A Preferred	$1.25	$2.50
Class B Preferred	$1.25	$2.50
Class C Preferred	$1.25	$2.50
Class D Preferred	$1.25	$1.88
Class E Preferred	$.27	$—

Debt
Percentage of fixed rate debt	85%	85%
Weighted average interest rate (e)	7.0%	7.7%
Weighted average debt maturity (e)	6.9 years	5.5 years
Credit facility, outstanding balance (capacity of $250 million)	$—	$—

Other Financial Data
Construction in progress	$44	$56

	Quarter ended		Year-to-date ended
	June 18, 2004	June 20, 2003	June 18, 2004	June 20, 2003
Hotel Operating Statistics for All Full-Service Properties (f)
Average Daily Rate	$153.04	$145.14	$151.81	$145.50
Average Occupancy	75.0%	69.7%	73.0%	69.2%
RevPAR	$114.85	$101.22	$110.76	$100.73

(a)	On July 1, 2004, we called for the redemption of all of the outstanding 10% Class A Cumulative Redeemable Preferred Stock. The Class A preferred stock will be redeemed on August 3, 2004 at a redemption price of $25.00 per share plus accrued dividends to the redemption date.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(b)	Share prices are the closing price on the consolidated balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock, except our Class E preferred stock which is as of the date of issue, June 21, 2004.

(c)	Market price as of June 18, 2004 as quoted by Bloomberg L.P. We have reclassified these securities as debt on our consolidated balance sheet. See footnote (b) to the consolidated balance sheet.

(d)	Market price as of June 18, 2004 as quoted by Bloomberg L.P. Quoted price reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the incurrence of certain events.

(e)	Amounts include the Convertible Subordinated Debentures in 2004. See footnote (b) to the consolidated balance sheet. Excluding the Convertible Subordinated Debentures, our weighted average interest rate was 7.1% and our weighted average debt maturity was 5.4 years.

(f)	The operating statistics reflect all consolidated properties as of June 18, 2004 and June 20, 2003, respectively. However, the operating statistics include the results of operations for seven hotels sold in 2004 and eight hotels sold in 2003 prior to their disposition.